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                                                                   Exhibit 10.34


                            APRIA HEALTHCARE, INC.
                            ----------------------

                              PURCHASE AGREEMENT

     This Agreement is made as of this twelfth day of September, 1995, by and between Apria Healthcare, Inc. ("Purchaser") located at 3560 Hyland Avenue, Costa Mesa, CA 92626, and Luther Medical, located at 14332 Chambers Road, Tustin, CA 92680-6912 ("Seller").

     WHEREAS, the parties wish to enter into a contractual relationship to establish terms, delivery periods, and pricing for the purchase and sale of certain products described herein (hereinafter the "Equipment/Material").

     NOW THEREFORE, in consideration of the mutual covenants contained herein the parties agree as follows:

1.   Term

     1.1 Subject to prior termination under Section 12 below, the term of this Agreement shall be for a period of twelve months commencing October 1, 1995 and ending September 30, 1996 (the "Initial Term"). Upon completion of the Initial Term of this Agreement, the parties may renegotiate with respect to extension or renewal hereof.

     1.2 If upon the expiration of the Initial Term, an agreement has not been negotiated by the parties and Equipment/Material continues to be ordered and delivered between the parties, this Agreement shall continue on a month-to-month basis upon the same terms and conditions as were in effect prior to expiration, subject to termination by either party with or without cause upon thirty days' written notice to the other.

2.   Purchase Requirement

     2.1 Subject to the terms and conditions of this Agreement the Purchase Requirement of Purchaser is specified in Exhibit "A", attached hereto, and applies solely to the Equipment/Material identified in Exhibit "A".

     2.2 Seller accepts that the Purchase Requirement may be subject to unilateral adjustment by Purchaser without the consent of Seller based on significant decreases in reimbursement for the Equipment/Material, a significant change in the method of reimbursement (Cap, Rental, Sale, etc.) or if new technology is introduced which offers advances which Seller cannot duplicate within an acceptable time frame and Purchaser deems necessary to its business. If any of the foregoing circumstances set forth in this Section 2.2 exist, then Seller will not hold Purchaser liable for Purchaser's inability to meet the Purchase Requirement.
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     2.3  Seller agrees to supply Purchaser with monthly reports in accordance with Purchaser's specifications to be given to Seller by Purchaser, which will show all purchases of the Equipment/Material made by Purchaser by product or product categories. Year-to-date figures in addition to previous year's figures FROM THE START OF THE SECOND YEAR will also be provided. In addition, if required by Purchaser, Seller agrees to supply each branch office of Purchaser a monthly report of local sales activity and FROM THE START OF THE SECOND YEAR a comparison of the same period for the prior year.

3.   Pricing and Discounts

     3.1 The prices which Purchaser shall pay to Seller for all Equipment/Material covered by this Agreement shall be limited to those specified on price list attached hereto, entitled Exhibit "B".


     3.2 Seller represents and warrants that prices offered to Purchaser under this Agreement are and will be equal or less than any prices offered by Seller to any other purchaser, OF LIKE COMPANIES WITH LIKE VOLUMES of the same Equipment/Material

     3.3 Prices specified under this Agreement are not subject to change except by mutual written agreement between the parties.

4.   Payment and Delivery

     4.1 Purchaser will remit payment to Seller for the amounts stated on invoices submitted to Purchaser by Seller in the following manner:

     2% 30 DAYS-NET 90 DAYS

     4.2 All shipments of the Equipment/Material ordered by Purchaser will be delivered by Seller in the following manner:

     FOB DESTINATION, FREE FREIGHT TO PURCHASER AND ASSUMES UPS GROUND OR EQUIVALENT.

5.   Trade-in Credit

     5.1 Purchaser may, at any time, require Seller to substitute any upgraded or laterdeveloped products supplied hereunder for products purchased pursuant to these terms and conditions. In such event, Seller shall allow a trade-in credit for the old products toward the purchase price of the new products equal to its depreciated value using straight line depreciation and a five year life.

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6.   National Meetings Sponsorship

Seller will contribute QUARTERLY 1% of net purchases to Purchaser for the express purpose of supporting Purchaser's national meetings. In the event that Purchaser does not hold national meetings, these monies may be applied to mutually agreed upon joint marketing and/or training/giveaway promotions.

7.   Emergency Equipment/Material

Seller shall make every effort to assist Purchaser in locating Equipment/Material compatible with that furnished by Seller hereunder in the event of an emergency ("Emergency Equipment/Material"). Purchaser, at its option, may accept or reject the offer of use of Emergency Equipment/Material if accepted. If accepted, the charge for such use, if any, shall be a limited arrangement between Purchaser and Seller until permanent Equipment/Material is received and accepted.

8.   Equipment/Material Warranties

     8.1  Warranties of Merchantability

     SEE EXHIBIT "C"

     8.2  Survival of Warranty

All warranties granted or assigned hereunder shall continue in full force and effect notwithstanding transfer of title to the equipment by Purchaser. All warranties shall also survive inspection, acceptance and payment.

     8.3  Repairs (if applicable to Equipment/Material provided)

     SEE EXHIBIT "C"

9.   Purchaser's Right of Inspection and Return

Purchaser reserves the right to inspect all products and to reject any or all the products which are, in the judgement of Purchaser, incorrectly shipped, defective, damaged, contaminated or otherwise not in compliance with the warranty granted or assigned hereunder. Such returns will be sent back to Seller, FOB point-of-origin. Seller will not charge Purchaser a re-stocking fee for such returns.

10.  Instruction and manuals

     10.1 Documentation

          10.1(a)   Seller agrees to furnish to Purchaser's branches, as the
case may be, at no charge, Documentation (as

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defined below), and any succeeding changes thereto, as described herein.
Purchaser may reproduce such Documentation for use hereunder. For purposes of this section, "Documentation" shall mean three copies of appropriate literature, satisfactory to the Purchaser, describing the product, its performance characteristics, technical features, etc., as well as literature sufficient for Purchaser to operate, install and maintain the Equipment/Material.

          10.1(b)   This Documentation and any subsequent changes or updates
shall reference Seller's serial numbers, lot numbers, and date of issue.

          10.1(c)   Seller agrees to maintain a list of Purchaser's branches
(provided by Purchaser) in order to provide Purchaser with any changes to Documentation at no charge.

     10.2 Technical Support

Purchaser shall be entitled to ongoing technical support, including field service and assistance; provided, however that the availability or performance of this technical support service shall not be construed as altering or affecting Seller's obligations as set forth in Section 8 ("Equipment/Material Warranties") or as elsewhere provided for herein. Seller's technical support via telephone shall be provided to Purchaser without charge. Charges, if any, for field service technical support shall be mutually agreed upon by Purchaser and Seller.

     10.3 Training

Seller shall develop and provide to Purchaser, at no additional charge, a training program covering the Equipment/Material purchased hereunder, if requested by Purchaser.

11.  Public Release of Information

Unless prior written consent of Purchaser is obtained, the Seller shall not, except as required by law or regulations, in any manner advertise or publish or release for publication any statement or information mentioning the Purchaser, or the fact that the Seller has furnished or contracted to furnish to the Purchaser the items required by this agreement, or quote the opinion of any employee of the Purchaser.

12.  Termination

     12.1 Purchaser's Right to Terminate

Purchaser may unilaterally terminate this agreement without any liability to the Seller for damages caused thereby upon the occurrence of any of the following circumstances:

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          12.1(a)   Without Cause

          Upon giving written notice to the Seller of such termination to be effective thirty days after the date such notice is given.

          12.1(b)   Merger/Reorganization

Upon the entering of Purchaser or its parent company into an agreement of merger or plan of reorganization.

          12.1(c)   Seller's Default

                    12.1(c)(i) Upon Seller's repeated failure to deliver any Equipment/Material as requested in Purchaser's purchase orders, or respond to Purchaser's requests concerning the Equipment/Material (such failure being defined as more than two times in any thirty day period). Seller's cure or attempt to cure such default will not affect Purchaser's right to unilateral termination granted hereunder.

                    12.1(c)(ii) Upon Seller's repeated delivery of Equipment/Material which fails in any respect to meet Seller's or the manufacturer's warranty as granted or assigned hereunder, (such failure being defined as more than two times in any thirty day period). Seller's cure or attempt to cure such default will not affect Purchaser's right to unilateral termination granted hereunder.

                    12.1(d)  Seller's Discriminatory Pricing

Upon Purchaser's discovery that Seller has offered lower net prices covering the Equipment/Material to other purchasers OF LIKE COMPANIES WITH LIKE VOLUMES while this Agreement remains in force.

                    12.1(e)  Assignment Without Consent

Upon Seller's attempt to assign any of its rights or obligations under this Agreement without the prior written consent of Purchaser.

     12.2 Seller's Right to Terminate

Seller may unilaterally terminate this agreement without any liability to the Purchaser for damages caused thereby upon the occurrence of any of the following circumstances:

          12.2(a)   Without Cause

Upon giving written notice to the Purchaser of such termination to be effective thirty days after the date such notice is given.

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          12.2(b)   Merger/Reorganization.

Upon the entering of Seller or its parent company into an agreement of merger or plan of reorganization

          12.2(c)   Assignment Without Consent

Upon Purchaser's attempt to assign any of its rights or obligations under this Agreement without the prior written consent of Seller.

13.  Limitation of Remedies

     13.1 The parties agree that any remedies either party may be entitled to against the other for any breach or termination of this Agreement will be limited to the following:

          13.1(a)   for Purchaser, rescission and recovery of the purchase price for any purchases of Equipment/Material for which there was a Seller's Default as defined in Section 12;

          13.l(b)   for Seller, payment for any accrued or outstanding balances owed to Seller for Equipment/Material previously delivered AND NOT REJECTED by Purchaser.

     13.2 The parties agree that under no circumstances will either party be held liable to the other for indirect, special, consequential or incidental damages, such as loss of use, revenue or profit.

14.  Time of Essence

Seller's obligation to meet the delivery dates or any other time periods set forth herein or from a branch is of the essence. Seller's inability to repeatedly respond to Purchaser's purchase orders or requests concerning the Equipment/Material (defined as more than two times in any thirty day period), which inability adversely affects Purchaser's business relations with a referral source, is grounds for unilateral termination under Section 12 of this Agreement.

15.  Indemnity

Seller shall indemnify and hold harmless Purchaser, its agents and employees from and against any and all claims, losses, damages and liabilities (including reasonable attorneys' fees and court costs) caused by the negligent or wrongful acts or omissions of Seller, its agents and employees. Purchaser shall indemnify and hold harmless Seller, its agents and employees from and against any and all claims, losses, damages and liabilities (including reasonable attorneys'fees and court costs) related to the use of the Equipment/Material and caused by the negligent or

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wrongful acts or omissions of Purchaser, its agents and employees.

16.  Complete Agreement

This Agreement, including all matters expressly incorporated herein by reference, constitutes the entire Agreement between the parties respecting the subject matter hereof, and there are merged herein all prior and preexisting representations and agreements made by and between Purchaser and Seller.

17.  Notices

All notices, reports, and other communications made with respect to this Agreement will be given in writing, addressed to the parties at the following addresses or such other addresses as may be designated in writing by either party to the other. All notices required to be given hereunder will be effective when delivered by hand or when deposited in the United States Mail, with proper prepaid postage for First Class Mail.

TO PURCHASER

Apria Healthcare, Inc.
3560 Hyland Avenue
Costa Mesa, CA 92626


TO SELLER

Luther Medical Products, Inc.
14332 Chambers Road
Tustin, CA 92680-6912

18.  Amendments and Waivers

     18.1 No terms or provisions of this Agreement may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against whom the enforcement of such change, waiver, discharge, or termination is sought.

     18.2 Any waiver of any provision of this Agreement shall not constitute a waiver of any other provision nor shall it constitute a continuing waiver

19.  Assignments

This Agreement may not be assigned in whole or in party by either party, unless the non-assigning party consents to the assignment in writing. Any attempt to assign this Agreement without the consent of the non-assigning party will give rise to the

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non-assigning party's right to unilateral termination pursuant to Section 12.

20.  Choice of Law/Choice of Forum

     20.1 The parties agree that except as expressly set forth in the terms of this Agreement, the rights and obligations of the parties with respect thereto shall be governed by the Uniform Commercial Code as applied and construed under California Law by the California Courts, without regard to any rules of conflict of laws which may apply.

     20.2 The parties agree to submit to the exclusive jurisdiction of the courts of the State of California for all actions concerning this Agreement.

21.  Attorney's Fees

If any legal action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief that may be granted.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed.


APRIA HEALTHCARE, INC.


By:  _________________________          By:  _________________________


Title:  ______________________          Title:  ______________________

Date:  _______________________          Date:   ______________________



LUTHER MEDICAL PRODUCTS, INC.


By:  _________________________          By:  _________________________


Title:  ______________________          Title:  ______________________

Date:  _______________________          Date:   ______________________

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                                  EXHIBIT "A"
                                  -----------


                        LUTHER-CONTRACTED PRODUCT LINES


PICC           Primary

Midline        Primary

Port Access    Primary

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                                  EXHIBIT "B"
                                  -----------

                               APRIA HEALTHCARE
                               NATIONAL CONTRACT
                                      FOR
                         LUTHER MEDICAL PRODUCTS, INC.

OMITTED

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                                   EXHIBIT C
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1.   Seller warrants to Purchaser that the Equipment/Material will be free from defects in material and workmanship for a period of twelve (12) months from the date of shipment.

2. The sole responsibility of Seller under the foregoing warranty shall be limited, at its option, to the repair or replacement, F.O.B. its factory or authorized facility, of defective Equipment/Material returned prepaid by Purchaser.

3. All seller warranties herunder are conditioned upon proper use of the Equipment/Material in the application for which it is intended, and no warranty shall apply to: (I) any modification, service or repair of the Equipment/Material made by or on behalf of Purchaser, without the written approval of Seller; or (ii) damage to the Equipment/Material caused by accident, neglect, misuse, failure to comply with applicable directions for use, or any cause other than ordinary use.

4. THE FOREGOING WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED(INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE). REPAIR OR REPLACEMENT IN THE MANNER PROVIDED ABOVE SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF PURCHASER FOR BREACH OF WARRANTY AND SHALL CONSTITUTE FULFILLMENT OF ALL LIABILITIES OF SELLER WITH RESPECT TO THE QUALITY AND PERFORMANCE OF THE EQUIPMENT/MATERIAL.

5. Purchaser shall promptly notify Seller in writing of any information or data which it may receive, directly or indirectly, relating to any claimed or actual defects or deficiencies in the Equipment/Material. In no event shall Purchaser attempt to repair or remedy any such defect or deficiency without the express authorization and approval of Seller. In all cases, Purchaser shall proceed as instructed by Seller, subject, however, to Purchaser's compliance with all applicable laws and regulations (e.g. FDA medial devices).

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